Exhibit 10.4

[INFRA-METALS LETTERHEAD]

Mr. Don Prebola

Infra Metals Co

8 Pent Highway

Wallingford, Connecticut 06492

USA

PRIVATE & CONFIDENTIAL

23 March 2005

Dear Don,

NOTICE PERIOD

Following our recent discussions I am pleased to be able to offer you an improvement to your contractual notice period. If you agree to the variation offered please sign both copies of this letter. You should keep one copy for your records and give the other copy back to me. On signing this letter these changes will have immediate effect.

Your existing notice period is 2 weeks on either side. On reviewing this matter, I believe the notice period should be changed to reflect your position in the Company. Therefore, it is proposed that the period of notice to be given by you to the Company to terminate your employment shall be 6 months. The period of notice to be given to you by the Company shall be 12 months.

This notice period (12 months) will also be applicable with regard to any change in your salary, benefits (which for the sake of good order are set out in the attached schedule), position (including location) or formula for calculation of your annual incentive payment.

Yours sincerely,

/s/ V H Sher
V H Sher Chairman Infra Metals Inc

I agree to the change in notice periods, and I understand that all other terms and conditions of employment remain unchanged.

Signed:	/s/ Donald Prebola

Date: 3/24/2005

NORTHERN REGION

BONUS FORMULA - DON PREBOLA, VICE PRESIDENT

YEAR:

(AUDITED)

Mr. Don Prebola is entitled to a bonus annually which is based on the profits of the New England and Central divisions. The formula starts with the audited EBIT. From that number is deducted 10% of the 12 month average assets employed which results in a basis for the bonus. The bonus basis is multiplied times 5% to arrive at the fiscal year bonus.

PERIOD:
	New Eng.	Central
EBT
Add Interest Expense

EBIT
Less % of Ave.assets employed
Ave assets employed
Reduction %	10.00%	10.00%
Reduction amount	—	—
Basis for Bonus	—	—
Bonus %	5%	5%

Bonus amount	—	—	—

INFRA-METALS CO.

Automobile Fringe Benefit

Don Prebola is entitled to an automobile which is leased to the Company. Upon the termination of the lease, he shall receive a new leased automobile, subject to the approval of the President. A leased automobile is considered part of their overall compensation package.

Vacations

Effective January 1, 2005, Don Prebola is entitled to paid vacation as follows:

Don Prebola	5 Weeks